Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005

                                    _______
TIMOTHY B. MATZ                                           JEFFREY D. HAAS
STEPHEN M. EGE             Telephone:  (202) 347-0300     KEVIN M. HOULIHAN
W. MICHAEL HERRICK         Facsimile:  (202) 347-2172     KENNETH B. TABACH
GERARD L. HAWKINS                                         PATRICIA J.WOHL
NORMAN B. ANTIN                                           FIORELLO J.VICENCIO*
JOHN P. SOUKENIK*                                         DAVID K. TEEPLES*
GERALD F. HEUPEL, JR.                                     CRISTIN ZEISLER
JEFFREY A. KOEPPEL                                        DANIEL R. KLEINMAN*
DANIEL P. WEITZEL                                         ERIC M. MARION
                                                          __________________
PHILIP ROSS BEVAN                                         OF COUNSEL
HUGH T. WILKINSON             August 26, 1999
                                                          ALLIN P. BAXTER
                                                          JACK I. ELIAS
                                                          SHERYL JONES ALU
*NOT ADMITTED IN D.C.




Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York 11201

    Re: Registration Statement on Form S-8
        637,510 Shares of Common Stock

Ladies and Gentlemen:

    We have acted as special counsel to Independence Community Bank Corp., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation issuable upon exercise of certain stock options ("Option Rights") assumed by the Corporation in connection with the merger of Broad National Bancorporation ("Broad") with and into the Corporation in accordance with the terms of the Agreement and Plan of Merger ("Agreement"), dated as of February 1, 1999 by and among the Corporation and Broad. Capitalized terms not otherwise defined
herein have the same meaning as set forth in the Agreement.   We have been
requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

    For this purpose, we have reviewed the Registration Statement and related Prospectus, the Certificate of Incorporation and Bylaws of the Corporation, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed,



Board of Directors
August 26, 1999
Page 2



without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Agreement will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Agreement will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and
(v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Agreement, when issued and sold pursuant to the Agreement and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                             By:/s/ Philip Ross Bevan
                                __________________________________
                                Philip Ross Bevan, a Partner